Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2023 Fourth Quarter and Full Year Results
Full Year 2023 Financial Results Met or Exceeded Financial Guidance Ranges; Blackbaud Announces Refreshed Capital Allocation Strategy
Charleston, S.C. (February 12, 2024) - Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its fourth quarter and full year ended December 31, 2023.

"The fourth quarter concluded a year of substantial transformation for Blackbaud," said Mike Gianoni, president, CEO and vice chairman of the board, Blackbaud. "Approximately a year and a half ago, we implemented our five-point operating plan, and it has put our company on a clear trajectory of improving performance. During the year, we delivered innovative new products and feature enhancements to our customers, made significant progress modernizing our software contract renewal terms, and delivered excellent fundraising results for our customers. Our financial results were strong, and we were able to expand and replenish our previous stock repurchase program and begin repurchasing shares. Looking ahead to 2024, we expect to be a Rule of 40 company for the full year and will remain focused on delivering significant, sustainable value for our shareholders."
Fourth Quarter 2023 Results Compared to Fourth Quarter 2022 Results:
•GAAP total revenue was $295.0 million, up 7.4%, with $287.4 million in GAAP recurring revenue, up 8.4%. GAAP recurring revenue was 97% of total revenue.
•Non-GAAP organic recurring revenue increased 8.4%.
•GAAP income from operations was $32.3 million, inclusive of security incident-related costs of $4.8 million, with GAAP operating margin of 11.0%, an increase of 1,670 basis points.
•Non-GAAP income from operations was $83.8 million, with non-GAAP operating margin of 28.4%, an increase of 840 basis points.
•GAAP net income was $5.4 million, with GAAP diluted earnings per share of $0.10, up $0.51 per share.
•Non-GAAP net income was $62.2 million, with non-GAAP diluted earnings per share of $1.14, up $0.46 per share.
•Non-GAAP adjusted EBITDA was $99.3 million, up $31.3 million, with non-GAAP adjusted EBITDA margin of 33.6%, an increase of 890 basis points.
•GAAP net cash used in operating activities was $(3.3) million, inclusive of security incident-related payments of $54.9 million. GAAP net cash used in operating activities decreased $17.4 million and GAAP operating cash flow margin was (1.1)%, a decrease of 620 basis points.
•Non-GAAP free cash flow was $(18.6) million, inclusive of security incident-related payments of $54.9 million. Non-GAAP free cash flow decreased $14.9 million and non-GAAP free cash flow margin was (6.3)%, a decrease of 500 basis points.
•Non-GAAP adjusted free cash flow was $36.3 million, an increase of $28.7 million, with non-GAAP adjusted free cash flow margin of 12.3%, an increase of 950 basis points.
"The fourth quarter demonstrated continued progress on our five-point operating plan, which has transformed our financial results," said Tony Boor, executive vice president and CFO, Blackbaud. "In the fourth quarter, revenue grew 7.4% with 33.6% adjusted EBITDA margin for a Rule of 40 of 41.0%. For the full year 2023, we met our guidance range for revenue and exceeded the high end of our guidance ranges for adjusted EBITDA margin, non-GAAP EPS and adjusted free cash flow. The mid-point of our 2024 financial guidance calls for approximately 7% revenue growth and 33% adjusted EBITDA margin to achieve Rule of 40 for the full year. Adjusted free cash flow of $264 million at the midpoint of guidance represents a 22.3% adjusted free cash flow margin and a significant

PRESS RELEASE
improvement of 300bps over 2023. With our recently announced $500 million stock repurchase authorization, we plan to offset the dilution from annual stock-based compensation, while also opportunistically pursuing additional share repurchases, accretive M&A, and debt repayment to maximize value for our stockholders."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud released Prospect Insights Pro for Blackbaud Raiser’s Edge NXT®, supporting advanced fundraising organizations with more AI-driven recommendations, including planned gift likelihood and detailed wealth and asset data.
•Blackbaud announced the newest cohort of its Social Good Startup Program, welcoming eight new startups that are bringing cutting edge technology to the social impact sector.
•In the TrustRadius 2023 "Best Of" Awards, Blackbaud Raiser’s Edge NXT® and Blackbaud Financial Edge NXT® were recognized for Best Value, Best Feature Set and Best Relationship.
•Newsweek honored Blackbaud on its Excellence 1000 2024 Index, as well as its list of America’s Most Responsible Companies for the third consecutive year, recognizing the company’s commitment to social responsibility.
•Blackbaud was named Corporate Governance Team of the Year in the small-mid cap category at the 2023 Corporate Governance Awards, hosted by Governance Intelligence. The awards recognize outstanding achievements in governance, risk and compliance.
•Blackbaud appointed Kristian Talvitie, executive vice president and CFO of PTC Inc., to its board of directors. Talvitie brings 30 years of experience with a diverse background ranging across corporate finance, FP&A, sales, marketing and communications.
•Blackbaud announced a reauthorized, expanded and replenished $500M stock repurchase program.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Full-Year 2023 Results Compared to Full-Year 2022 Results:
•GAAP total revenue was $1.1 billion, up 4.5%, with $1.1 billion in GAAP recurring revenue, up 5.9%.
•Non-GAAP organic recurring revenue increased 6.3%.
•GAAP income from operations was $44.7 million, inclusive of security incident-related costs of $53.4 million, with GAAP operating margin of 4.0%, an increase of 670 basis points.
•Non-GAAP income from operations was $294.1 million, with non-GAAP operating margin of 26.6%, an increase of 750 basis points.
•GAAP net income was $1.8 million, with GAAP diluted earnings per share of $0.03, up $0.91 per share.
•Non-GAAP net income was $213.6 million, with non-GAAP diluted earnings per share of $3.98, up $1.29 per share.
•Non-GAAP adjusted EBITDA was $356.5 million, up $93.9 million, with non-GAAP adjusted EBITDA margin of 32.2%, an increase of 740 basis points.
•GAAP net cash provided by operating activities was $199.6 million, inclusive of security incident-related payments of $78.0 million. GAAP net cash provided by operating activities decreased $4.3 million and GAAP operating cash flow margin was 18.1%, a decrease of 120 basis points.

PRESS RELEASE
•Non-GAAP free cash flow was $135.5 million, inclusive of security incident-related payments of $78.0 million. Non-GAAP free cash flow increased $2.7 million and non-GAAP free cash flow margin of 12.3%, a decrease of 30 basis points.
•Non-GAAP adjusted free cash flow was $213.5 million, an increase of $59.8 million, with non-GAAP adjusted free cash flow margin of 19.3%, an increase of 480 basis points.
Financial Outlook
Blackbaud today announced its 2024 full year financial guidance:
•Non-GAAP revenue of $1.170 billion to $1.200 billion
•Non-GAAP adjusted EBITDA margin of 32.5% to 33.5%
•Non-GAAP earnings per share of $4.12 to $4.38
•Non-GAAP adjusted free cash flow of $254 million to $274 million
Included in its 2024 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $34 million to $38 million
•Fully diluted shares for the year are expected to be approximately 53.5 million to 54.5 million
•Capital expenditures for the year are expected to be approximately $65 million to $75 million, including approximately $60 million to $70 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2024, Blackbaud currently expects net cash outlays of $8 million to $13 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of January 19, 2024, Blackbaud had approximately $499 million remaining under its approved common stock purchase program that was authorized in January 2024.

PRESS RELEASE
Conference Call Details
What:    Blackbaud's Fourth Quarter and Full Year 2023 Conference Call
When:    February 13, 2024
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

PRESS RELEASE
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Beginning in 2024, we intend to update the non-GAAP tax rate we apply when calculating non-GAAP net income and non-GAAP diluted earnings per share in future periods. Since the first quarter of 2018, for the purposes of determining non-GAAP net income, we have utilized a non-GAAP tax rate of 20.0% in our calculation of the assumed non-GAAP income tax provision. We intend to adjust this rate to 24.5% to better reflect our periodic effective tax rate calculated in accordance with GAAP and our current expectations. The increase in our non-GAAP tax rate is primarily driven by increases in income tax rates in jurisdictions we operate in. Furthermore, as profitability increases, the effect of tax impacting items, including research and development credits, lessens such that our assumed non-GAAP tax rate moves closer to the statutory rate. The non-GAAP tax rate utilized in future periods will be reviewed annually to determine whether it remains appropriate in consideration of our financial results including our periodic effective tax rate calculated in accordance with GAAP, our operating environment and related tax legislation in effect and other factors deemed necessary. All fourth quarter and full year 2023 measures of the tax impact related to non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical methodology.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; costs, net of insurance, related to the Security Incident; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$31,251	$31,691
Restricted cash	697,006	702,240
Accounts receivable, net of allowance of $6,907 and $7,318 at December 31, 2023 and December 31, 2022, respectively	101,862	102,809
Customer funds receivable	353	249
Prepaid expenses and other current assets	99,285	81,654
Total current assets	929,757	918,643
Property and equipment, net	98,689	107,426
Operating lease right-of-use assets	36,927	45,899
Software and content development costs, net	160,194	141,023
Goodwill	1,053,738	1,050,272
Intangible assets, net	581,937	635,136
Other assets	51,037	94,304
Total assets	$2,912,279	$2,992,703
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$25,184	$42,559
Accrued expenses and other current liabilities	64,322	86,002
Due to customers	695,842	700,860
Debt, current portion	19,259	18,802
Deferred revenue, current portion	392,530	382,419
Total current liabilities	1,197,137	1,230,642
Debt, net of current portion	760,405	840,241
Deferred tax liability	93,292	125,759
Deferred revenue, net of current portion	2,397	2,817
Operating lease liabilities, net of current portion	40,085	44,918
Other liabilities	10,258	4,294
Total liabilities	2,103,574	2,248,671
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 69,188,304 and 67,814,044 shares issued at December 31, 2023 and December 31, 2022, respectively; 53,625,440 and 53,068,814 shares outstanding at December 31, 2023 and December 31, 2022, respectively	69	68
Additional paid-in capital	1,203,012	1,075,264
Treasury stock, at cost; 15,562,864 and 14,745,230 shares at December 31, 2023 and December 31, 2022, respectively	(591,557)	(537,287)
Accumulated other comprehensive (loss) income	(1,688)	8,938
Retained earnings	198,869	197,049
Total stockholders’ equity	808,705	744,032
Total liabilities and stockholders’ equity	$2,912,279	$2,992,703

Blackbaud, Inc.
Consolidated Statements of Comprehensive Loss
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Revenue
Recurring	$287,381	$265,173	$1,071,520	$1,011,733
One-time services and other	7,630	9,584	33,912	46,372
Total revenue	295,011	274,757	1,105,432	1,058,105
Cost of revenue
Cost of recurring	127,897	125,300	470,455	463,449
Cost of one-time services and other	7,938	10,183	31,733	41,940
Total cost of revenue	135,835	135,483	502,188	505,389
Gross profit	159,176	139,274	603,244	552,716
Operating expenses
Sales, marketing and customer success	52,120	57,088	212,158	221,455
Research and development	38,602	38,177	153,304	156,913
General and administrative	35,356	58,895	189,938	199,908
Amortization	784	662	3,139	2,925
Total operating expenses	126,862	154,822	558,539	581,201
Income (loss) from operations	32,314	(15,548)	44,705	(28,485)
Interest expense	(8,473)	(9,891)	(39,922)	(35,803)
Other income, net	2,414	5	12,861	8,713
Income (loss) before provision (benefit) for income taxes	26,255	(25,434)	17,644	(55,575)
Income tax provision (benefit)	20,856	(4,175)	15,824	(10,168)
Net income (loss)	$5,399	$(21,259)	$1,820	$(45,407)
Earnings (loss) per share
Basic	$0.10	$(0.41)	$0.03	$(0.88)
Diluted	$0.10	$(0.41)	$0.03	$(0.88)
Common shares and equivalents outstanding
Basic weighted average shares	52,697,294	51,716,948	52,546,406	51,569,148
Diluted weighted average shares	54,439,689	51,716,948	53,721,342	51,569,148
Other comprehensive (loss) income
Foreign currency translation adjustment	$4,630	$7,906	$5,049	$(16,160)
Unrealized (loss) gain on derivative instruments, net of tax	(14,459)	(1,684)	(15,675)	18,576
Total other comprehensive (loss) income	(9,829)	6,222	(10,626)	2,416
Comprehensive loss	$(4,430)	$(15,037)	$(8,806)	$(42,991)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(dollars in thousands)	2023	2022
Cash flows from operating activities
Net income (loss)	$1,820	$(45,407)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	109,487	102,369
Provision for credit losses and sales returns	4,500	6,066
Stock-based compensation expense	127,762	110,294
Deferred taxes	(24,368)	(26,644)
Amortization of deferred financing costs and discount	1,775	2,364
Other non-cash adjustments	5,023	5,676
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(3,237)	(7,340)
Prepaid expenses and other assets	16,851	26,235
Trade accounts payable	(18,576)	21,607
Accrued expenses and other liabilities	(30,275)	(2,386)
Deferred revenue	8,872	11,059
Net cash provided by operating activities	199,634	203,893
Cash flows from investing activities
Purchase of property and equipment	(4,685)	(12,289)
Capitalized software and content development costs	(59,443)	(58,774)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(13)	(20,912)
Cash received in sale of business	—	6,426
Other investing activities	(250)	—
Net cash used in investing activities	(64,391)	(85,549)
Cash flows from financing activities
Proceeds from issuance of debt	293,200	211,000
Payments on debt	(374,595)	(310,740)
Stock issuance costs	—	(1,339)
Employee taxes paid for withheld shares upon equity award settlement	(35,867)	(36,376)
Change in due to customers	(6,812)	111,386
Change in customer funds receivable	(60)	380
Purchase of treasury stock	(18,831)	—
Net cash used in financing activities	(142,965)	(25,689)
Effect of exchange rate on cash, cash equivalents and restricted cash	2,048	(10,486)
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,674)	82,169
Cash, cash equivalents and restricted cash, beginning of year	733,931	651,762
Cash, cash equivalents and restricted cash, end of year	$728,257	$733,931
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$31,251	$31,691
Restricted cash	697,006	702,240
Total cash, cash equivalents and restricted cash in the statement of cash flows	$728,257	$733,931

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
GAAP Revenue	$295,011	$274,757	$1,105,432	$1,058,105

GAAP gross profit	$159,176	$139,274	$603,244	$552,716
GAAP gross margin	54.0%	50.7%	54.6%	52.2%
Non-GAAP adjustments:
Add: Stock-based compensation expense	4,416	3,109	16,658	14,436
Add: Amortization of intangibles from business combinations	13,099	11,686	52,463	48,492
Add: Employee severance	—	1,787	797	2,135
Subtotal	17,515	16,582	69,918	65,063
Non-GAAP gross profit	$176,691	$155,856	$673,162	$617,779
Non-GAAP gross margin	59.9%	56.7%	60.9%	58.4%

GAAP income (loss) from operations	$32,314	$(15,548)	$44,705	$(28,485)
GAAP operating margin	11.0%	(5.7)%	4.0%	(2.7)%
Non-GAAP adjustments:
Add: Stock-based compensation expense	32,094	26,635	127,762	110,294
Add: Amortization of intangibles from business combinations	13,883	12,348	55,602	51,417
Add: Employee severance	55	4,470	5,149	5,164
Add: Acquisition and disposition-related costs(1)(2)	657	430	7,456	6,135
Add: Restructuring and other real estate activities	—	—	—	71
Add: Security Incident-related costs, net of insurance(3)	4,780	26,516	53,426	55,723
Add: Impairment of capitalized software development costs	—	—	—	2,263
Subtotal	51,469	70,399	249,395	231,067
Non-GAAP income from operations	$83,783	$54,851	$294,100	$202,582
Non-GAAP operating margin	28.4%	20.0%	26.6%	19.1%

GAAP income (loss) before provision (benefit) for income taxes	$26,255	$(25,434)	$17,644	$(55,575)
GAAP net income (loss)	$5,399	$(21,259)	$1,820	$(45,407)

Shares used in computing GAAP diluted earnings (loss) per share	54,439,689	51,716,948	53,721,342	51,569,148
GAAP diluted earnings (loss) per share	$0.10	$(0.41)	$0.03	$(0.88)

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	20,856	(4,175)	15,824	(10,168)
Add: Total non-GAAP adjustments affecting income from operations	51,469	70,399	249,395	231,067
Non-GAAP income before provision for income taxes	77,724	44,965	267,039	175,492
Assumed non-GAAP income tax provision(4)	15,545	8,993	53,408	35,098
Non-GAAP net income	$62,179	$35,972	$213,631	$140,394

Shares used in computing non-GAAP diluted earnings per share	54,439,689	52,923,158	53,721,342	52,207,573
Non-GAAP diluted earnings per share	$1.14	$0.68	$3.98	$2.69

(1)Includes a $2.0 million noncash impairment of certain intangible assets held for sale during the twelve months ended December 31, 2022.
(2)Includes noncash impairment charges incurred during the twelve months ended December 31, 2023 related to the sublease of our Washington, DC office location the lease of which was acquired during the EVERFI acquisition.
(3)Includes Security Incident-related costs incurred during the three and twelve months ended December 31, 2023 of $4.8 million and $53.4 million, respectively, which includes approximately $1.0 million and $31.0 million, respectively, in settlements and recorded liabilities for loss contingencies, net of insurance recoveries during the same periods of $0.0 million, and during the twelve months ended December 31, 2022 of $26.5 million and $57.6 million, respectively, which included approximately $18.0 million and $23.0 million, respectively, in recorded aggregate liabilities for loss contingencies, net of insurance recoveries during the same period that were $0.0 million and $1.9 million, respectively. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2024, we currently expect net pre-tax expense of approximately $5 million to $10 million and net cash outlays of approximately $8 million to $13 million for ongoing legal fees related to the Security Incident. Not included in these ranges are our previous settlements or current accruals for loss contingencies related to the matters

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
discussed below. In line with our policy, legal fees are expensed as incurred. As of December 31, 2023, we have recorded approximately $1.5 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain customers related to the Security Incident that we believe we can reasonably estimate. In connection with the settlement of the multi-state Attorneys General investigation (as previously disclosed on October 5, 2023), we paid $49.5 million during the fourth quarter of 2023. There are other Security Incident-related matters, including customer claims, customer constituent class actions and governmental investigations, for which we have not recorded a liability for a loss contingency as of December 31, 2023 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(4)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
GAAP revenue	$295,011	$274,757	$1,105,432	$1,058,105
GAAP revenue growth	7.4%		4.5%
Less: Non-GAAP revenue from divested businesses(1)	—	(10)	—	(3,535)
Non-GAAP organic revenue(2)	$295,011	$274,747	$1,105,432	$1,054,570
Non-GAAP organic revenue growth	7.4%		4.8%

Non-GAAP organic revenue(2)	$295,011	$274,747	$1,105,432	$1,054,570
Foreign currency impact on non-GAAP organic revenue(3)	(1,284)	—	431	—
Non-GAAP organic revenue on constant currency basis(3)	$293,727	$274,747	$1,105,863	$1,054,570
Non-GAAP organic revenue growth on constant currency basis	6.9%		4.9%

GAAP recurring revenue	$287,381	$265,173	$1,071,520	$1,011,733
GAAP recurring revenue growth	8.4%		5.9%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	(1)	—	(3,439)
Non-GAAP organic recurring revenue(2)	$287,381	$265,172	$1,071,520	$1,008,294
Non-GAAP organic recurring revenue growth	8.4%		6.3%

Non-GAAP organic recurring revenue(2)	$287,381	$265,172	$1,071,520	$1,008,294
Foreign currency impact on non-GAAP organic recurring revenue(3)	(1,157)	—	482	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$286,224	$265,172	$1,072,002	$1,008,294
Non-GAAP organic recurring revenue growth on constant currency basis	7.9%		6.3%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
GAAP net income (loss)	$5,399	$(21,259)	$1,820	$(45,407)
Non-GAAP adjustments:
Add: Interest, net	6,208	9,053	31,101	34,057
Add: GAAP income tax provision (benefit)	20,856	(4,175)	15,824	(10,168)
Add: Depreciation	3,142	3,444	13,043	14,086
Add: Amortization of intangibles from business combinations	13,883	12,348	55,602	51,417
Add: Amortization of software and content development costs(1)	12,183	10,447	45,296	38,975
Subtotal	56,272	31,117	160,866	128,367
Non-GAAP EBITDA	$61,671	$9,858	$162,686	$82,960
Non-GAAP EBITDA margin(2)	20.9%		14.7%

Non-GAAP adjustments:
Add: Stock-based compensation expense	32,094	26,635	127,762	110,294
Add: Employee severance	55	4,470	5,149	5,164
Add: Acquisition and disposition-related costs(3)	657	430	7,456	6,135
Add: Restructuring and other real estate activities	—	—	—	71
Add: Security Incident-related costs, net of insurance(3)	4,780	26,516	53,426	55,723
Add: Impairment of capitalized software development costs	—	—	—	2,263
Subtotal	37,586	58,051	193,793	179,650
Non-GAAP adjusted EBITDA	$99,257	$67,909	$356,479	$262,610
Non-GAAP adjusted EBITDA margin(4)	33.6%		32.2%

Rule of 40(5)	41.0%		37.0%

Non-GAAP adjusted EBITDA	99,257	67,909	356,479	262,610
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(716)	1,326	(7)	6,305
Non-GAAP adjusted EBITDA on constant currency basis(6)	$98,541	$69,235	$356,472	$268,915
Non-GAAP adjusted EBITDA margin on constant currency basis	33.5%		32.2%

Rule of 40 on constant currency basis(7)	40.4%		37.1%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Years ended December 31,
	2023	2022
GAAP net cash provided by operating activities	$199,634	$203,893
GAAP operating cash flow margin	18.1%	19.3%
Non-GAAP adjustments:
Less: purchase of property and equipment	(4,685)	(12,289)
Less: capitalized software and content development costs	(59,443)	(58,774)
Non-GAAP free cash flow	$135,506	$132,830
Non-GAAP free cash flow margin	12.3%	12.6%
Non-GAAP adjustments:
Add: Security Incident-related cash flows, net of insurance	78,010	20,864
Non-GAAP adjusted free cash flow	$213,516	$153,694
Non-GAAP adjusted free cash flow margin	19.3%	14.5%